UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2014

FIRST CITIZENS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers

On February 14, 2014, Frank B. Holding, who serves as a director and Executive Vice Chairman of the Boards of First Citizens BancShares, Inc. ("BancShares") and its subsidiary, First-Citizens Bank & Trust Company (the "Bank"), notified BancShares' management that he would retire from his position as a director at BancShares' annual meeting of shareholders on April 29, 2014, and, as a result, that he wished to withdraw his name as a candidate for reelection at the annual meeting. He also notified BancShares that he would retire from his positions as an officer of BancShares and the Bank effective on September 2, 2014. Mr. Holding's service as a director and his position as Executive Vice Chairman of the Boards of BancShares and the Bank will terminate at the annual meeting. He will remain an employee of the Bank and receive salary at his current annual rate until his retirement date.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CITIZENS BANCSHARES, INC.

	By:	/s/ Glenn D. McCoy
Glenn D. McCoy, Vice President and Chief Financial Officer
Date: February 21, 2014